UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2003

FARMLAND INDUSTRIES, INC.
Debtor-in-possession as of May 31, 2002
(Exact name of registrant as specified in its charter)

Kansas	001-11629	44-0209330
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive
Kansas City, Missouri	64163-1244
(Address of principal executive offices)	(Zip Code)

816‑713‑7000
(Registrant's telephone number, including area code)

Not Changed
(Former name or former address, if changed since last report)

ITEM 5.           Other Events.

On May 31, 2002, Farmland Industries, Inc. and four of its subsidiaries, Farmland Foods, Inc., Farmland Pipe Line Company, Farmland Transportation, Inc., and SFA, Inc., (collectively, the "Debtors") filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Western District of Missouri (the "Court") (Joint Case Number 02-50557-JWV).

On December 16, 2003, the Court confirmed Debtors' Second Amended Joint Plan Of Reorganization, As Modified (the "Plan").  We presently expect to consummate the Plan shortly after the sale of our refinery and nitrogen fertilizer facility located in Coffeyville, Kansas.  That condition may be waived with the consent of the official committee of our bondholders and the official committee of our unsecured creditors, each appointed in our bankruptcy case.  If we are unable to complete the sale of our Coffeyville assets and if that condition is not waived, we anticipate that the Plan would nonetheless be consummated no later than June 13, 2004.  While we presently expect the sale of those assets to be completed and the Plan to be consummated in the first quarter of 2004, we cannot assure you when, if at all, the sale of those assets will occur or when the Plan will be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FARMLAND INDUSTRIES, INC.
(Registrant)

By:	/s/ STEVEN R. RHODES
Steven R. Rhodes
Executive Vice President
and Chief Financial Officer

Date:  December 23, 2003

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